EXHIBIT (C)(2)

CONFIDENTIAL 28 MARCH 2004

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

Project Marquee

E E U Q R A M T C E J O R

P We have relied upon the accuracy and With respect to financial forecasts, we have assumed The information set forth herein is based These materials and the information contained herein are confidential and may not be Lazard is acting as investment banker to the

The information herein has been prepared by Lazard based upon information supplied by the Company, or publicly available, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or any other entity, or concerning solvency or fair value of the Company or any other entity. that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company; we assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Special Committee of the Board of Directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

PROJECT MARQUEE

Table of Contents

I	EXECUTIVE SUMMARY	1
II	INDUSTRY DYNAMICS	12
III	SITUATIONAL OVERVIEW	17
IV	VALUATION ANALYSIS	26

LAZARD

PROJECT MARQUEE | I EXECUTIVE SUMMARY

Summary of Proposal

BUYER	■ An affiliate of Leonard Green Partners ("LGP") together with the Contributing Holders
PRICE PER SHARE	■ $14.00
CONSIDERATION	■ Cash
TAX TREATMENT	■ Taxable to shareholders
OPTIONS TREATMENT	■ Vested and unvested options will be settled for in-the-money amount in cash at closing, except to the extent they are being rolled over by the Contributing Holders
EMPLOYMENT AGREEMENTS	■ CEO only. Three-year term with one-year renewals
ACQUISITION PROPOSALS	■ No solicitation of alternative transactions ■ If Superior Proposal received prior to shareholder approval, Company may participate in negotiations and provide non-public information ■ Board must determine in good faith, after consultation with advisors, that proposal constitutes or could reasonably be expected to lead to a Superior Proposal, which means greater value per share than initially agreed-to transaction (or any revisions thereto) ■ Copy of Superior Proposal provided to Buyer ■ Once Company determines to accept Superior Proposal or withdraw its recommendation, Buyer has three business days to negotiate a revised proposal

1 | LAZARD

PROJECT MARQUEE | I EXECUTIVE SUMMARY

Summary of Proposal (cont'd)

CERTAIN CONDITIONS TO OBLIGATIONS OF BUYER

- No Company Material Adverse Effect
- No pending action or proceeding with a reasonable probability of success
- Financing consummated on terms reasonably acceptable to Buyer (and terms of UBS commitment letters deemed acceptable)
- Minimum amount of existing senior subordinated notes are tendered
- CEO ready, willing and able to perform pursuant to agreed-upon employment contract

TERMINATION FEE

- $26.5m plus up to $3m of documented expenses

	Termination Fee as a % of:	
	Enterprise Value(1)	Equity Value(2)
Proposed (3)	2.2%	2.9%
Average	*2.5%*	*3.3%*
Median	*2.4%*	*3.1%*

EXPECTED CLOSING

- Third Quarter 2004

(1) Completed US deals with change of control, enterprise value $1.00-$1.50bn, 1/99-present
(2) Completed US deals with change of control, equity value $0.75-$1.25bn, 1/99-present
(3) Equity and enterprise value do not include NPV of NOLs, minimum cash needed for operations and tax benefit from exercise of certain options

2 | LAZARD

Y

R 30.0 A $351.2 115.0 900.8

M $1,397.0 M 6/30/04

U S

E V

I 30.0 T $351.3 115.0 900.8

U $1,397.0 C 3/31/04

E X E

I USES

Debt Total Fees and Expenses Purchase of Equity Minimum Cash Total 6/30/04 $28.7 400.0 400.0 200.0 219.0 70.0 79.3 $1,397.0 3/31/04 $48.7 400.0 400.0 200.0 219.0 70.0 59.4 $1,397.0

SOURCES

E E

U Bank Revolver ($75m, L+300) Bank Term Loan (L+300) Senior Notes (~9.5%) Senior Subordinated Notes (~10.5%) New Equity Rollover Equity Cash on Hand Total

Q Sources and Uses ($            in millions) R

A 3

M T C E J O R P

PROJECT MARQUEE

I EXECUTIVE SUMMARY

Background of Transaction and Summary of Work Performed

In December 2003, CEO Mark Wattles and SVP of Finance and Business Development Alex Bond met with representatives of UBS to discuss capital structure options, including a possible recapitalization or LBO. UBS reported back that LGP might prove an appropriate partner for Hitchcock, given its size, West Coast base and retail experience. UBS, LGP and Wattles then met in January 2004, followed by a series of further meetings between LGP and Wattles.

Wattles informed the Board of these discussions on January 30, after which a Special Committee was formed. The Committee in turn retained Gibson, Dunn & Crutcher on February 6; the first full presentation to the Committee was made on February 10.

On February 3, LGP visited Hitchcock’s executive offices. On February 10, a NDA was signed with LGP; on February 12, following a call from Wattles to the private equity arm of Goldman, Sachs, a NDA was also signed with that party. They were seen as possibly subscribing to a portion of the LGP equity. On February 19, LGP made an offer of $13.00/share contingent on due diligence and other contingencies and asked for a 45-day period of exclusivity which was rejected by the Special Committee.

The Special Committee formally engaged UBS as its financial advisor on February 20. On February 27, LGP requested that it be permitted to engage UBS’ capital markets arm as financial advisor. On March 6, the Special Committee granted approval subject to certain understandings, including that UBS would provide stapled financing to other qualified buyers and that the Special Committee would engage another investment bank to evaluate the fairness of the transaction. On March 8, LGP communicated that it wanted to send an Agreement and Plan of Merger - which was sent (incorporating a $13.50/share price) on March 10.

On March 10, Lazard was asked to serve as investment banker to the Special Committee. Lazard and the Special Committee verbally agreed to the terms of Lazard’s engagement on March 14, and Lazard was engaged effective March 15. Lazard began due diligence with calls with Alex Bond on March 15 and with Bond and CFO Tim Price on March 16 and March 17. On March 18, Lazard visited Hitchcock’s executive offices to continue financial and business diligence with Price and Bond, and spoke again (with a particular focus on financial projections and assumptions) with Price and Bond on March 21. A subsequent call was held with Price and Bond on March 25. On March 19, Lazard met with Mark Wattles in Los Angeles. Lazard conducted due diligence calls with LGP on March 24 and with UBS’ capital markets arm on March 24.

On March 23, LGP received an alternative financing proposal from Goldman, Sachs. On March 26, LGP submitted a revised offer, based upon a new financing proposal from UBS and incorporating a $14.00/share price. On March 18, March 22, March 24, and March 26, the Special Committee met with UBS, Lazard and other advisors to review terms and conditions being offered.

PROJECT MARQUEE | I EXECUTIVE SUMMARY

Implied Valuation

($ in millions, except per share data)

Hitchcock Capitalization (at $14.00 per share)	
Share Price	$14.00
Basic Shares	59.8
In-The-Money Options	7.3
Raw Value of Shares & Options	$939.0
Less: Option Proceeds	(38.2)
Less: Tax Benefit from Options Exercise	(23.1)
Equity Value[1]	**$877.7**
Plus: Debt[2]	351.3
Less: Surplus Cash[3]	(20.4)
Less: NOL Benefit[4]	(82.3)
Enterprise Value	**$1,126.3**

	Hitchcock Financial Data			Implied Transaction Multiples		
		Mgmt. Projections			Mgmt. Projections	
	2003A	2004E	2005E	2003A	2004E	2005E
Revenue	$1,683	$1,836	$2,071	0.67x	0.61x	0.54x
EBITDA	244	252	277	4.6	4.5	4.1
EBIT	183	185	208	6.2	6.1	5.4
Net Income[5]	88	93	109	9.9	9.5	8.0
		Analyst Projections			Analyst Projections	
Revenue		$1,804	$1,955		0.62x	0.58x
EBITDA		234	255		4.8	4.4
EBIT		176	191		6.4	5.9
Net Income[5]		85	93		10.3	9.5

(1) Equity value calculated using treasury stock method; includes all options, exercisable and non-exercisable; assumes deductibility of certain stock options
(2) Pro forma for $20m credit facility prepayment in January 2004
(3) Pro forma for $20m credit facility prepayment and $3.7m stock repurchase in January 2004; excludes $30m cash needed for operations
(4) NOL valuation assumes 12% discount rate; usage based on management projections
(5) Fully taxed net income; represents EPS of $1.38, $1.45 and $1.68 for 2003, 2004 and 2005, respectively, in management projections and $1.34 and $1.42 for 2004 and 2005, respectively, in analyst projections

5 | LAZARD

PROJECT MARQUEE | EXECUTIVE SUMMARY

Industry and Company Considerations

VIDEO RENTAL INDUSTRY CONSIDERATIONS

- **Dependence on studio policies,** accentuated by industry's increasing dependence on rentals of new release rather than catalog titles. *Note that some analysts see the rental market as too important to the studios for them to take any dramatic steps here.* Possible negative scenarios include:
  - Studios continuing to drive consumers to the purchase market by further lowering wholesale prices -- particularly for first-run movies
  - Studios putting pay-per-view (PPV) and video-on-demand (VOD) at release date parity with sales/rentals. *Note: this is not now predicted, but is seen as potentially severe*
  - Studios pushing single-use-only sales ("deliver with your pizza") or other competing distribution channels
- **Alternatives for viewing movies.** Improving quality and comfort of alternative channels -- mail-delivery rental subscription (Netflix); VOD; PPV; sales via internet
- **Imperfect offering**. Consumer issues include:
  - Return (and initial) trips to store
  - Late fees
  - Moderate depth of catalog
  - Less data (reviews, searchability, sampling) and over-renting
  - Stock-outs
- **Wal-Mart**. Mass retailers could further narrow margins and increase ads for video retail, as a means of increasing foot traffic
- **Other**. Piracy, improving alternatives (cable, video games, etc.)

\+ **Established customer behavior**
  - Despite long-standing nature of most threats, market has been relatively stable
  - Certain regions/market segments seem particularly well insulated

\+ **Purchase market may become saturated** (as consumer shelves fill with seldom-watched DVDs)

COMPANY/OTHER CONSIDERATIONS

- **Smaller size.** Disadvantaged versus Blockbuster
  - Less economics of scale
  - Less negotiating leverage
- **Substantial indebtedness**
- **Company's plans for revenue-sharing still subject to negotiation.** Current plans incorporate successful negotiation of a couple of further revenue-sharing deals with major studios
- **Crowded game retail market.** Number of competitors in video game retail segment is increasing, and sales impetus from new console releases may be less than in previous cycles
- **Near-term market credibility**

\+ **Management.** Proven management with strong incentives

\+ **Record of innovation** (superstores, technology/revenue-sharing, availability guarantees)

\+ **Capability to open new stores.** Company capable of accelerating growth by opening of new rental (or game) stores

6 | LAZARD

PROJECT MARQUEE | EXECUTIVE SUMMARY

Comparables Analysis

($ in millions, except per share data)

	Price	Equity	Enterprise	Enterprise Value as a Multiple of											
				Revenue			EBITDA			EBIT			P/E		
Company Name	(3/26/04)	Value	Value	2003	2004E	2005E	2003	2004E	2005E	2003	2004E	2005E	2003	2004E	2005E
Video Rental Comparables															
Blockbuster	$17.16	$3,124	$3,093	0.52x	0.52x	0.49x	4.3x	4.7x	4.2x	6.7x	7.8x	6.8x	11.6x	12.9x	11.7x
Movie Gallery	19.18	656	596	0.86	0.77	0.71	5.6	4.6	4.2	7.3	6.0	5.4	11.8	10.5	9.2
	Average			**0.69x**	**0.64x**	**0.60x**	**4.9x**	**4.7x**	**4.2x**	**7.0x**	**6.9x**	**6.1x**	**11.7x**	**11.7x**	**10.5x**
Video Game Retailers															
Gamestop	$17.48	$1,081	$876	0.56x	0.47x	0.42x	6.4x	5.4x	4.7x	8.5x	7.3x	6.2x	16.7x	14.4x	12.6x
Electronics Boutique	27.34	698	537	0.34	0.28	0.25	5.3	4.8	4.1	7.7	7.4	6.5	15.6	14.4	12.5
	Average			**0.45x**	**0.38x**	**0.34x**	**5.9x**	**5.1x**	**4.4x**	**8.1x**	**7.4x**	**6.4x**	**16.2x**	**14.4x**	**12.5x**
Netflix	$28.97	$1,637	$1,502	5.52x	3.04x	1.90x	65.2x	32.1x	13.1x	98.9x	52.0x	17.5x	105.7x	60.4x	22.1x
Hitchcock (Analysts)	**$10.70**	**$684**	**$902**	**0.54x**	**0.50x**	**0.46x**	**3.7x**	**3.8x**	**3.5x**	**4.9x**	**5.1x**	**4.7x**	**7.8x**	**8.0x**	**7.5x**
Hitchcock (Management)	**$10.70**	**$684**	**$902**	**0.54x**	**0.49x**	**0.44x**	**3.7x**	**3.6x**	**3.3x**	**4.9x**	**4.9x**	**4.3x**	**7.8x**	**7.4x**	**6.4x**

Note: NPV of NOL tax benefits (net of valuation allowances) included in calculation of Enterprise Values; values do not include adjustments for tax benefit of option exercises nor needed cash on hand; Equity Values calculated using treasury stock method (includes all outstanding options, exercisable and non-exercisable)

7 | LAZARD

Y 50

R 2.5% 1,345 1,245 0.000 0.011 0.009 2.5% 4.2% 2.0% A 2008 92.6% 17.2% 37.7% 11.7% 33.4% 73.9% 15.2%

M M

U 50

S 2.5% 1,295 1,095 0.000 0.011 0.009 2.5% 4.2% 2.0% 2007 84.6% 19.7% 35.4% 12.0% 32.9% 74.6% 15.5%

E V I

T 150 795

U 2006 20.0% 1,245 63.9% 22.7% 32.5% 12.4% 32.4% 75.4% 15.8% 0.000 0.011 0.009 2.5% 4.2% 1.0%

C E X

E 300 595

2.5% 1,095 0.000 0.011 0.008 2.8% 5.1% 1.0% 2005 54.3% 13.7% 31.4% 12.0% 42.8% 71.1% 18.3%

I RIVERS

D

RAZY 2004 11.0% 200 795 276 34.7% 16.6% 34.1% 12.4% 36.9% 74.5% 18.6% 0.000 0.011 0.008 3.0% 5.3% 0.0%

C

AME

G

GAME ASSUMPTIONS Mature Store Growth Rate New Stores EOP Stores Mature Stores Mature Stores (% of Total Stores) Sales Mix New Hardware New Software Accessories Used & Other COGS (% of Revenue) Salary & Wages (% of Revenue) Rent & Other Occupancy per Store Pre-Opening Costs per Store Other Operating Expenses per Store Advertising (% of Revenue) G&A (% of Revenue) G&A Inflation (Y-o-Y) 2008 0.0% 150 2,590 2,290 88.4% 76.3% 15.8% 7.9% 30.0% 33.8% 15.8% 0.170 0.014 0.062 0.8% 6.0% 2.0% 2.0% 2007 0.0% 150 2,456 2,156 87.8% 76.3% 15.8% 7.9% 30.3% 34.1% 15.8% 0.162 0.014 0.059 0.8% 6.0% 2.0% 2.0% 2006 0.0% 150 2,322 2,022 87.1% 76.3% 15.8% 7.9% 30.6% 34.3% 15.8% 0.154 0.013 0.056 0.8% 5.9% 2.0% 2.0% RIVERS 2005 0.0% 150 2,188 1,888 86.3% 76.3% 15.8% 7.9% 30.9% 34.6% 15.8% 0.151 0.013 0.055 0.8% 6.0% 1.0% 2.0%

D

TORE 2004 (1.5%) 150 2,054 1,802 87.7% 76.3% 15.8% 7.9% 31.2% 34.9% 15.8% 0.148 0.013 0.054 0.8% 6.0% 0.0% 2.0%

S

IDEO

V

E E U

Q Key Operating Assumptions – Management Projections

R

A 8

M

Mature Stores (% of Total Stores) Rental PV (Previously Viewed/Used) Merchandise

T Mature Store Growth Rate New Stores EOP Stores Mature Stores Sales Mix Rental COGS (% of Rental Revenue) Video COGS (% of Video Revenue) Salary & Wages (% of Revenue) Rent & Other Occupancy per Store Pre-Opening Costs per Store Other Operating Expenses per Store Advertising (% of Revenue) G&A (% of Revenue) G&A Inflation (Y-o-Y) Rent Inflation (Y-o-Y)

C VIDEO ASSUMPTIONS

E J O R P

Y R A M M U S

E V I T

U

C 979 935

E 15.58 14.90 X 4.75x $1,025 4.75x $16.29

E

(3) I (3) $2,695 6% 333 12% 6% 259 10% 8% (103) 40% 75 (15) (58) (1) 156 5% 91.9% $908 867 828 $14.48 13.84 13.23

2008E Equity Value 4.125x Price Per Share 4.125x $2,548 7% 315 12% 7% 239 9% 10% (95) 40% 76 (14) (57) 1 149 26% 93.8% $791 755 721 $12.65 12.07 11.52

2007E 3.50x 3.50x

(1) $2,372 15% 294 12% 6% 216 9% 4% (86) 40% 78 (14) (73) (2) 118 79% 95.6% $1,273 1,228 1,184 69.6% 69.2% 68.8%

2006E 4.75x 4.75x $2,071 13% 277 13% 10% 208 10% 13% (83) 40% 69 (14) (98) (16) 66 31% 97.6% $1,157 1,116 1,077 66.6% 66.1% 65.7%

2005E Enterprise Value 4.125x Terminal Value as a        % of Enterprise Value 4.125x $1,836 9% 252 14% 3% 185 10% 1% (74) 40% 67 (15) (91) (21) 50 2% 99.0% $1,040 1,004 970 62.8% 62.4% 61.9%

2004E 3.50x 3.50x $1,683 13% 244 14% 4% 183 11% 4% (73) 40% 61 (9) (94) (18) 49 $887 850 815 1.9% 2.9% 3.8%

2003A 10.2x 4.75x 4.75x $1,490 $770 738 708 0.7% 1.6% 2.5%

DISCOUNTED CASH FLOWS—MANAGEMENT ESTIMATES NPV of Terminal Value 8.9x 4.125x 4.125x $653 626 600 Implied Perpetual Growth of Normalized Free Cash Flow (1.0%) (0.1%) 0.8% Assuming EBITDA Multiple of: 7.5x 3.50x 3.50x

(2)

P/E

NPV of Cash Flows $387 378 369 e

Net Working Capital & Other

E 3

E % Growth        % Margin        % Growth        % Margin        % Growth        % Tax Rat % Growth Rate 11.0% 12.0% 13.0% Rate 11.0% 12.0% 13.0%

U Revenue EBITDA EBIT Less: Taxes Plus: Depreciation and Amortization Less: Rental Purchases less Rental Depreciation Less: Capital Expenditures Less: Unlevered Free Cash Flow Option Dilution Factor Discount Discount

Q Discounted Cash Flow Analysis – Management Projections ($            in millions, except per share data; as of March 31, 2004, mid-year convention) (1) Management model through 2006; management guidance for 2007-2008; assumes 2% annual dilution from options (2) Represents unlevered P/E (3) Net debt assumes $3.7m cash used for share repurchase, minimum $30m cash on hand and $82m NPV of tax benefit from NOLs; share price includes benefit from deductibility of certain options

R

A 9

M T C E J O R P

Y R A M M U S

E V I T U C

E

X 708 673

E $745 $11.90 11.31 10.74

4.75x 4.75x

I

(4) (4) $2,439 6% 282 12% 2% 202 8% (0%) (81) 40% 80 (11) (88) (13) 88 6% 91.9% $646 614 583 $10.30 9.77 9.27

2008E Equity Value 4.125x Price Per Share 4.125x $2,301 7% 277 12% 3% 202 9% 1% (81) 40% 75 (11) (88) (14) 83 14% 93.8% $547 519 492 $8.69 8.23 7.79

2007E 3.50x 3.50x

(1) $2,151 10% 270 13% 6% 199 9% 4% (80) 40% 70 (10) (88) (19) 73 10% 95.6% $993 957 922 75.4% 75.1% 74.7%

2006E 4.75x 4.75x $1,955 8% 255 13% 9% 191 10% 9% (76) 40% 64 (10) (88) (14) 66 163% 97.6% $895 862 831 72.7% 72.3% 71.9%

2005E Enterprise Value 4.125x Terminal Value as a        % of Enterprise Value 4.125x $1,804 7% 234 13% (4%) 176 10% (4%) (70) 40% 58 (9) (118) (12) 25 (49%) 99.0% $796 768 741 69.3% 68.9% 68.5%

2004E 3.50x 3.50x $1,683 13% 244 14% 4% 183 11% 4% (73) 40% 61 (9) (94) (18) 49 $749 718 688 2.2% 3.1% 4.0%

2003A 11.0x 4.75x 4.75x $1,490 (44) $651 624 598 1.0% 1.9% 2.8% 9.6x 4.125x 4.125x DISCOUNTED CASH FLOWS—MEDIAN ANALYST ESTIMATES (2) NPV of Terminal Value preciation $552 529 507 Implied Perpetual Growth of Normalized Free Cash Flow (0.6%) 0.3% 1.2% Assuming EBITDA Multiple of: 8.1x 3.50x 3.50x

(3)

P/E

(2) $244 239 234

NPV of Cash Flows

Net Working Capital & Other

E

3

E % Growth        % Margin        % Growth        % Margin        % Growth        % Tax Rate % Growth Rate 11.0% 12.0% 13.0% Rate 11.0% 12.0% 13.0%

U DCF Analysis—Sensitivity Based Upon Analyst Projections Revenue EBITDA EBIT Less: Taxes Plus: Depreciation and Amortization Less: Rental Purchases less Rental De Less: Capital Expenditures Less: Unlevered Free Cash Flow Option Dilution Factor Discount Discount

Q ($            in millions, except per share data; as of March 31, 2004, mid-year convention) (1) Based on median analyst estimates for 2004 and 2005; assumes 2% annual dilution from options (2) Rental purchase (less depreciation) grows 7.5% per annum in 2004 and 2005 and 5.0% growth thereafter; capex grows 5.0% per annum beginning 2006 (same as expected growth in store base) (3) Represents unlevered P/E (4) Net debt assumes $3.7m cash used for share repurchase, minimum $30m cash on hand and $82m NPV of tax benefit from NOLs; share price includes benefit from deductibility of certain options

R

A 10

M T C E J O R P

Y R A M

M U

S

E V I T U

C OMMENTS

E C 27.3%-31.4% premium 23.0%-28.4% premium

X E

I 52-week trading range 4.6-4.7x market estimates of 2004E EBITDA, based upon performance of Movie Gallery and Blockbuster 11%-13% discount rate; 3.5x-4.75x exit EBITDA multiple 11%-13% discount rate; 3.5x-4.75x exit EBITDA multiple Low: 25% IRR assuming 3.5x 2008E exit multiple; high: 20% IRR assuming 4.75x 2008E exit multiple; based upon management projections Average: Median: $18.85 $20.00 $16.29 $16.52 $17.50 $14.04 $14.06 $13.74 $15.00

RICE

P $13.89 $11.90 $13.62 $12.50 $14.00 offer HARE $12.91 $13.16

S

$11.52 $10.70 Price (3/26/04) $10.50 $10.00 $7.50 $7.79 $5.00 Premiums Analysis Analysis

Trading History Comparable Company DCF Analysis (Mgmt. DCF Analysis (Analyst Leveraged Buy-Out Precedent

ETHODOLOGY

E

E M

U Valuation Summary

Q

R Average Median

A Trading History Comparable Company Analysis DCF Analysis (Mgmt. Projections) DCF Analysis (Analyst View) Leveraged Buy-Out Analysis Precedent Premiums Analysis 11

M T C E J O R P

E E U Q R A M T C E J O R P

Industry Dynamics II

S

C (2.7%) (3.3%) (0.4%) (1.0%)

I ‘08-12

M A

N CAGR

Y

D (0.9%) (1.5%) 0.0% 0.9%

Y ‘04-08

R T S

U $2.61 2.82

D 2012 2012 3,331.0x

N $9,652.0

I I

I $2.65 2.94

Adams Media Research 2008 2008 $10,749.0 3,817.0x $2.65 2.84 2004 2004 $11,158.0 4,056.0x $2.64 2.86 2003 2003 $10,687.0 3,903.0x

, by Adams Media Research (2002)

‘08-12 (8.7%) (8.8%) (1.0%) (1.0%) (34.1%) (3.1%) (3.4%) (5.0%) (2.0%)

CAGR

‘04-08 (3.6%) (5.6%) (1.0%) (1.0%) (33.2%) 15.5% 11.8% (5.0%) (5.5%) $2.42 2.82 $94.7 $6.00 10.74

2012 2012 $4,855.1 1,454.6x 25,006.8 25,101.5 Video Rental 2002: A Strategic Analysis $2.52 2.94 $502.2 $7.37 11.65 Kagan World Media 2008 2008 $6,998.0 2,101.3x 28,329.1 28,831.3 $2.62 3.06 $9.05 14.63 2004 2004 $8,092.1 2,648.0x $2,525.5 15,936.4 18,461.9 , by Kagan World Media (2003); $2.65 3.09 $9.53 16.26 2003 2003 $8,203.4 2,778.3x $3,699.1 12,254.6 15,953.7

The State of Home Video, 2004

E E

U Industry Research – Home Video Market

Q Source:

R

A 12

M T C E J O

R Total rental revenue ($m) Total rental turns Average VHS rental price Average DVD rental price Total sell-through VHS revenue ($m) Total sell-through DVD revenue ($m) Total sell-through revenue ($m) Average VHS sell-through prices Average DVD sell-through prices

P

S

C 97 87 75 68

I M

A 26 Mar 04

N

Y ELBO

D Y R

T 1/1/02

S 15 Oct 03

U

D INCE

N

S

I

I Hitchcock

I ETAILERS 5 May 03

R

AME GME

G 23 Nov 02

IDEO

V 13 Jun 02 S&P 500

ERSUS

V

150 100 50 0 1 Jan 02

118 97 75 68 26 Mar 04 BBI

1/1/02

INCE 15 Oct 03 S Hitchcock

OMPARABLES 5 May 03

C

ENTAL 23 Nov 02 S&P 500

R

IDEO

E V

E MOVI U 13 Jun 02

Q Indexed Share Price Performance ERSUS

R

A V 13

M T

C 50 0 1 Jan 02 E 150 100

J O R P

PROJECT MARQUEE | II INDUSTRY DYNAMICS

Operating Comparison

($ in millions)

HITCHCOCK

	Q1 02	Q2 02	Q3 02	Q4 02	FY 02	Q1 03	Q2 03	Q3 03	Q4 03	FY 03
Total Revenue	$364	$345	$369	$412	$1,490	$418	$389	$402	$474	$1,683
Revenue Breakout:										
Rental	90.9%	90.7%	89.7%	84.7%	88.9%	87.3%	84.7%	83.9%	74.9%	82.4%
Merchandise	9.1%	9.3%	10.3%	15.3%	11.1%	12.7%	15.3%	16.1%	25.1%	17.6%
Same Store Rev. Growth	7.0%	7.0%	7.0%	12.0%	8.0%	13.0%	11.0%	7.0%	12.0%	11.0%
Same Store Rental Rev. Growth	4.6%	4.1%	3.1%	5.1%	4.2%	9.0%	3.6%	(0.1%)	(1.5%)	2.5%
Number of Stores[1]	1,801	1,800	1,804	1,831	1,831	1,837	1,846	1,864	1,920	1,920
Employees					25,900					27,900

BLOCKBUSTER

	Q1 02	Q2 02	Q3 02	Q4 02	FY 02	Q1 03	Q2 03	Q3 03	Q4 03	FY 03
Total Revenue	$1,326	$1,271	$1,387	$1,582	$5,566	$1,518	$1,392	$1,385	$1,617	$5,912
Revenue Breakout:										
Rental	83.7%	83.8%	81.0%	73.5%	80.1%	78.8%	78.7%	79.2%	70.9%	76.7%
Merchandise	14.6%	15.0%	17.2%	25.1%	18.3%	19.7%	19.8%	19.1%	27.4%	21.7%
Other	1.7%	1.3%	1.8%	1.4%	1.5%	1.5%	1.6%	1.8%	1.6%	1.6%
Same Store Rev. Growth	0.2%	3.9%	6.9%	9.1%	5.1%	5.3%	1.0%	(7.5%)	(6.8%)	(2.2%)
Domestic Same Store Rev.	(1.3%)	3.6%	7.6%	9.6%	4.9%	6.9%	0.9%	(9.1%)	(8.4%)	(2.7%)
Same Store Rental Rev. Growth					0.9%	1.1%	(2.6%)	(7.1%)	(6.0%)	(3.6%)
Domestic Same Store Rental Rev.					0.4%	1.9%	(3.2%)	(7.7%)	n/a	(3.8%)
Number of Stores[1]	8,027	8,138	8,246	8,545	8,545	8,617	8,696	8,782	8,867	8,867
Employees					85,200					81,350

(1) Number of stores at period end

14 | LAZARD

S

C 7.2% 9.8% 6.8% 3.8%

I 2005E 13.2% 10.2% 10.1% 10.9%

M A N

Y 2004E 6.6% 12.9% 9.7% 9.8% 10.1% 6.4% 3.9% 5.8%

D

Y EBIT Margin

R

T 2003A 7.8% 11.8% 9.8% 10.9% 10.9% 6.6% 4.4% 5.6%

S U D N

I 9.1% 6.0%

2005E 11.5% 16.9% 14.2% 13.0% 13.4% 14.5%

I I

EBITDA Margin 2004E 11.0% 16.5% 13.7% 13.0% 13.7% 8.6% 6.0% 9.5%

2003A 12.2% 15.4% 13.8% 14.5% 14.5% 8.7% 6.4% 8.5% 2005E 58.7% 66.9% 62.8% 58.0% 58.4% 29.2% 27.1% 44.4%

Gross Margin 2004E 58.5% 66.7% 62.6% 58.3% 59.1% 28.2% 27.0% 43.9%

2003A 59.6% 66.1% 62.8% 60.5% 60.5% 27.6% 26.6% 45.5% 2005E 2.0% 2.0% 2.0% 1.5% 1.3% (4.0%) (1.0%) NM 2004E (0.4%) 1.0% 0.3% 0.0% 0.2% 5.2% 2.5% NM

Same Store Sales Growth 2003A (2.2%) 7.0% 2.4% 11.0% 11.0% 0.8% 0.0% NM

2005E 5.3% 7.3% 6.3% 8.4% 12.8% 10.8% 14.2% 59.7%

Revenue Growth 2004E 1.5% 12.4% 7.0% 7.2% 9.1% 20.2% 19.8% 81.8%

2003A 6.2% 30.9% 18.6% 12.9% 12.9% 17.0% 21.8% 78.2%

Average

E E

U Blockbuster Movie Gallery Hitchcock (Analysts) Hitchcock (Management) Gamestop Electronics Boutique Netflix

Q Comparison of Financial Metrics

R

A 15

M T

C E J O R P

S C I M A N Y

D 10.5x

Y

R 8.0x

T 3/26/04

S

U 12.9x

D N I I

I 12.0x

9.7x 1/1/04

ULTIPLES 12.3x

P/E M 12.7x

EAR 11.4x 6/30/03

Y 12.7x Movie Gallery

ISCAL 10.2x

F

12.3x 1/1/03 Hitchcock

ORWARD 9.6x

F

EAR 18.7x

-Y 18.1x 6/30/02 Blockbuster

NE

O 20.7x

ANNUAL 27.5x

- 25.1x 1/1/02

EMI

S 26.8x

15.2x

36.8x 6/30/01 22.5x

E

E 40.0x 35.0 30.0 25.0 20.0 15.0 10.0 5.0 0.0

U

Q Historical Multiples Analysis (1) Source: I/B/E/S median and currently available Wall Street research

R

A 16

M T C E J O R P

E E U Q R A M T C E J O R P

Situational Overview III

W E I

V 16,000 14,000 10,000 6,000

R 18,000 12,000 8,000 4,000 2,000 0

E V

O 26 Mar 04

L

A Volume (in 000s)

N O

I 1/6/04 Issued Q4 earnings guidance below expectations 1/29/04 T

A

U 12/2/03 T

I 14 Sep 03

S 4/15/03 Announced Q1 earnings above expectations 10/13/03 after downward revisions I Announced Q4 as expected I below estimates I 2/20/03 Announced Q4 earnings at high- end of previous guidance 7/2/03 Raised Q2 Announced Q3 earnings Issued Q4 earnings warning earnings guidance 5 Mar 03

12/18/02 12/5/02

Completed sale of $225m sr. sub notes; reaffirmed guidance as 24 Aug 02 5/6/02 received commitment from UBS for $200m term loan & $50m credit facility 12 Feb 02 3/6/02 Announced planned sale of sr. sub notes; 10/1/01 Raised Q3 guidance better than expected Q1 Raised Q2 guidance 1/8/02 12/10/01 convertibles 6/5/01 Announced amendment to extend credit facility Sold 7m shares at $15/share Filed shelf for $127m of common stock & $300m of 5/7/01 Announced 2 Aug 01 Announced $175m credit facility from UBS 10/17/00 Announced worse than expected Q3 results 10/30/00 Jeffrey Yapp, President & COO, resigned 3/5/01 Negotiated with lenders to reduce debt amortization payment 21 Jan 01 6/12/00 Reel.com sales relinquished to Buy.com

12 Jul 00

E 4/19/00 Hired DLJ for possible sale or LBO of Company

E U

Q Share Price Performance since 1/1/00

R 4/11/00 Received commitment for $375m sr. credit facility

A 1/25/01 Wattles returns as CEO 17

M T

C 5 0 1 Jan 00 E $25 20 15 10

J Price

O R P

PROJECT MARQUEE
III SITUATIONAL OVERVIEW

Cost Basis of Shareholders – Since 12/1/03


VOLUME SINCE DECEMBER 1, 2003[1]
Average: $12.25
Total shares traded since December 1, 2003: 113.9m
– 2.0x public float
– 1.9x shares outstanding
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
8.9%
11.8%
18.2%
18.2%
24.8%
8.8%
5.8%
3.4%
$10.50 - $11.00
$11.00 - $11.50
$11.50 - $12.00
$12.00 - $12.50
$12.50 - $13.00
$13.00 - $13.50
$13.50 - $14.00
$14.00 - $14.50

Cum. % of Trades	8.9%	20.8%	39.0%	57.1%	82.0%	90.8%	96.6%	100.0%

(1) Percentage of total volume traded from December 1, 2003 to March 26, 2005

18 LAZARD

PROJECT MARQUEE
III SITUATIONAL OVERVIEW

Cost Basis of Shareholders – Since 4/1/03

VOLUME SINCE APRIL 1, 2003[1]


Total shares traded since April 1, 2003: 278.7m
– 4.9x public float
– 4.7x shares outstanding
Average: $14.77
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
3.7%
12.3%
17.6%
9.1%
6.4%
7.6%
19.9%
18.8%
4.6%
$10.00 - $11.00
$11.00 - $12.00
$12.00 - $13.00
$13.00 - $14.00
$14.00 - $15.00
$15.00 - $16.00
$16.00 - $17.00
$17.00 - $18.00
$18.00 - $19.00
Cum. % of Trades
3.7%
15.9%
33.5%
42.6%
49.1%
56.7%
76.6%
95.4%
100.0%

(1) Percentage of total volume traded from April 1, 2003 to March 26, 2004

19 | LAZARD

W E I V R E

V O

L Issue

A $10.82 10.84 11.30 11.83 12.20 12.06 12.06 12.06 11.30 $11.61 11.83

N Price at

O

I Report

T A U T I S

I NA NA NA NA NA

I

I Methodology 12.5x 2004E P/E 14.5x 2005E P/E 14.0x 2004E P/E 7.5x 2004E P/E

NA $9.91 15.32 NA 19.82 17.34 NA 9.01 NA $14.28 15.32

-—-—-—-—-—-Equivalent at 11-13% Discount NA $9.73 15.04 NA 19.47 17.04 NA 8.85 NA $14.03 15.04 Forward Price Target NA $11.00 17.00 NA 22.00 19.25 NA 10.00 NA $15.85 17.00 As Published Rating Outperform Market Perform Buy Outperform Buy Neutral Outperform Neutral Peer Perform Average Median Date 02/25/04 02/23/04 02/11/04 02/04/04 02/02/04 01/30/04 01/30/04 01/30/04 01/28/04

Broker

E

E Bear Stearns Aperion Southwest Securities Morgan Keegan Wells Fargo Securities Wedbush Morgan Thomas Weisel Partners Fulcrum Global Partners Soleil Securities

U

Q Analyst Ratings and Price Targets

R

A 20

M T C E J O R P

W

E NA NA NA NA NA

I $1.40 1.51 1.42 $1.44 1.42 $1.68 1.80 (0.12) $1.51 (0.00)

V

R 2005E

E V

O EPS

L 1.31 1.35 1.33 1.34 1.33 1.40 1.37 1.34 1.63

A $1.30 $1.34 $1.45 (0.18) $1.57 (0.26)

N 2004E

O I T A

U (0) T (13) I $190 192 NA NA NA NA NA NA $191 191 $208 222 $192

S 2005E

I I

I EBIT 176 (19) (16)

2004E $177 167 NA 158 NA 181 183 175 $174 $185 204 $183 NA $255 NA NA NA NA NA NA $255 255 $277 277 (0) NA NA

2005E

EBITDA NA $230 NA NA NA NA NA 239 $234 234 $252 264 (12) NA NA

2004E

2005E $1,966 1,944 NA NA NA NA NA NA $1,955 1,955 $2,071 1,677 395 $1,660 284 Revenue 1,783 NA 1,738 1,843 1,735 1,833 1,843 1,804 1,557 279 247 2004E $1,804 $1,797 $1,836 $1,536 Date 02/20/04 02/02/04 01/30/04 01/30/04 01/30/04 01/30/04 01/30/04 01/28/04 Average Median

(1)

Broker

E Video Division Games Division Video Division Games Division E Aperion Wells Fargo Securities Bear Stearns Fulcrum Global Partners Morgan Keegan Southwest Securities Wedbush Morgan Thomas Weisel Partners Memo: Management Estimates Memo: Divisional Split

U ($            in millions, except per share data)

Q Summary of Analysts’ Projections (1) Estimates from Wells Fargo report dated 2/2/04

R

A 21

M T C E J O R P

PROJECT MARQUEE III SITUATIONAL OVERVIEW

Revenue/Earnings Estimate Progression

I/B/E/S REVENUE ESTIMATE PROGRESSION[1]


$2,500
2,250
2,000
1,750
1,500
1,250
1,000
03/02
08/02
03/03
08/03
03/04
Date of estimate
2003A
$1,683

I/B/E/S EARNINGS ESTIMATE PROGRESSION[1]


$2.10
1.90
1.70
1.50
1.30
03/02
08/02
03/03
08/03
03/04
Date of estimate
2003A
$1.38

Estimate for: FY 2003 FY 2004 FY 2005

(1) Estimates based on I/B/E/S mean estimates

22 LAZARD

PROJECT MARQUEE | III SITUATIONAL OVERVIEW

Credit Comparison

($ in millions)

Hitchcock

Commitments

	2004	2005	2006	2007	2008	2009+	Total
Lease Obligations:							
Operating Leases	$237.8	$229.0	$209.1	$178.7	$139.8	$361.1	$1,355.5
Capital Leases & Other	0.6	0.5	0.2	-	-	-	1.3
Total Lease Obligations	238.5	229.4	209.3	178.7	139.8	361.1	1,356.8
% of Total	*18%*	*17%*	*15%*	*13%*	*10%*	*27%*	*100%*
Average life generally 5 to 15 years with extended renewal options and median remaining term of 3 years							
Long-Term Obligations:							
Subordinated Notes	-	-	-	-	-	225.0	225.0
Credit Facility	-	-	20.0	20.0	105.0	-	145.0
Capital Leases & Other	0.6	0.5	0.2	-	-	-	1.3
Total LT Obligations	0.6	0.5	20.2	20.0	105.0	225.0	371.3
% of Total	*0%*	*0%*	*5%*	*5%*	*28%*	*61%*	*100%*

Credit Rating

- Standard & Poor's:
  - Outlook: Stable
  - Company Rating: B+
- Moody's
  - Outlook: Stable
  - Company Rating: B2
- 2003 Trailing Credit Ratios
  - EBITDA Interest Coverage: 6.7x
  - Total Debt/EBITDA: 1.5x
  - Adjusted Debt & Other[1]/EBITDAR: 4.9x

Blockbuster

Commitments

	2004	2005	2006	2007	2008	2009+	Total
Lease Obligations:							
Operating Leases	$559.3	$475.2	$381.6	$279.4	$195.7	$646.5	$2,537.7
Capital Leases	29.0	24.6	18.8	13.2	11.2	29.9	126.7
Total Lease Obligations	588.3	499.8	400.4	292.6	206.9	676.4	2,664.4
% of Total	*22%*	*19%*	*15%*	*11%*	*8%*	*25%*	*100%*
Average life generally 5 to 10 years with extended renewal options and median remaining term of 2.6 years							
Long-Term Obligations:							
Debt Maturities	124.1	0.7	-	-	-	-	124.8
% of Total	*99%*	*1%*	*0%*	*0%*	*0%*	*0%*	*100%*

Credit Rating

- Fitch
  - Outlook: Stable
  - Company Rating: BBB-
- 2003 Trailing Credit Ratios
  - EBITDA Interest Coverage: 21.8x
  - Total Debt/EBITDA: 0.3x
  - Adjusted Debt & Other[1]/EBITDAR: 3.7x

(1) Adjusted debt and other defined as Debt + (8 x Rent).

23 | LAZARD

PROJECT MARQUEE | III SITUATIONAL OVERVIEW

Hitchcock Credit Overview

	Credit Rating		Commentary
Standard & Poor's	Outlook	Stable	"Ratings on Hitchcock reflect the company's participation in the highly competitive and mature home entertainment industry, its dependence on its own domestic video business and decisions made by movie studios, its leveraged balance sheet, and the long-term threat associated with new technologies for delivering home video. These risks are partially mitigated by the company's good position in the video rental industry and the positive effects of revenue-sharing agreements with movie studios and consumers shifting to DVDs from VHS."
	Corporate Rating	B+	"Hitchcock is highly leveraged, with total debt to EBITDA of 4.2x. Cash flow protection measures are adequate for the rating category, with EBITDA interest coverage of 2.4x and funds from operations to total debt at 21.5% in 2003."
	Senior Secured Debt	BB-	"Financial flexibility is adequate. Liquidity is provided by a $50 million secured revolving credit facility that matures in 2008 and $74 million of cash and cash equivalents as of Dec. 31, 2003. The company had no cash borrowings under its revolving bank facility as of Sept. 30, 2003, and has no significant debt maturities until 2008."
	Sub Debt	B-	"The company currently is in compliance with the covenants. Although covenants tighten in 2004, Standard & Poor's expects the company to remain in compliance."
			"The outlook is stable. The outlook incorporates Standard & Poor's belief that Hitchcock's operating performance will improve over the long term, resulting in better credit protection measures, and that management is committed to operating the business under a more conservative financial policy with a focus on debt reduction."
Moody's	Outlook	Stable	"Hitchcock has amended its credit agreement to allow for an immediate $30 million stock repurchase and established a basket for future repurchases based on cash flow generation. The amendment also increases the amount of allowable debt subordinate to the banks' position, which has the potential to raise leverage as it increases the company's financial flexibility."
	Issuer Rating	B2	"The confirmation reflects the use of operating cash flow to reduce debt ahead of Hitchcock's required amortization schedule, as well as the expectation that leverage measures will improve more slowly or decline modestly in the future relative to the recent past"
	Senior Implied	B1	"The rating outlook remains stable, based on expectations that the company will continue to finance itself primarily from operating cash flow… Does not expect leverage and coverage ratios to be significantly affected by the use of cash for the announced share repurchases."
	Secured Bank Debt	Ba3	"The rating outlook is stable. Cash flow generation from existing stores is expected to remain strong. The investment in growth has been in excess of Moody's expectations, however, and is expected to rise for the near to medium term."
	Senior Subordinated	B3	

24 | LAZARD

W

E 26 Mar 04

I V R E V O

25 Jan 04

L A N

O I

T

A 25 Nov 03

U T I

S REASURY

T

I 25 Sep 03

I

I PREAD TO

26 Jul 03

S

26 May 03 Spread 7.0% 6.0% 5.0% 4.0% 3.0% 26 Mar 03 Yield 10.0% 9.5% 9.0% 8.5% 8.0% 7.5% 7.0% 6.5% 6.0% 26 Mar 04 25 Jan 04 Hitchcock Yield $107.42 99.62 (10.3%) 0.0% 9.73% 6.43% 9.63% 25 Nov 03

IELD

Y

25 Sep 03

RICE AND

P 26 Jul 03

E % Change from 52 Week High        % Change from 52 Week Low

E 52 Week Average Price Current Price Yield to Maturity Spread Over Treasury Coupon Rate

U

Q Hitchcock Bond Performance Over Past Year Hitchcock Price

R 26 May 03

A 25

M T C

E 98 J $112 110 108 106 104 102 100 26 Mar 03 O Price

R P

E E U Q R A M T C E J O R P

Valuation Analysis IV

PROJECT MARQUEE
IV VALUATION ANALYSIS

Management Projections

($ in millions, except per share data)

	2002A	2003A	2004E	2005E	2006E	2007E	2008E
Revenue	$1,490	$1,683	$1,836	$2,071	$2,372	$2,548	$2,695
Cost of Goods Sold	574	665	750	861	1,055	1,134	1,190
Gross Profit	916	1,018	1,085	1,211	1,317	1,414	1,505
Total Operating Expenses	648	722	788	876	966	1,033	1,094
Contribution	269	296	297	335	350	381	411
General & Administrative Expenses	90	108	108	121	131	140	149
Store Opening Costs	3	5	4	5	4	3	3
Operating Income	**176**	**183**	**185**	**208**	**216**	**239**	**259**
Interest Expense (Income)	42	36	31	26	20	17	15
Pretax Profit	134	147	154	182	197	222	244
Taxes	54	59	62	73	79	89	98
Pro Forma Net Income	**80**	**88**	**93**	**109**	**118**	**133**	**146**
Memo: EBITDA	234	244	252	277	294	315	333
EPS	$1.29	$1.38	$1.45	$1.68	$1.78	$1.97	$2.14
Y-o-Y Revenue Growth	***17.2%***	***12.9%***	***9.1%***	***12.8%***	***14.5%***	***7.4%***	***5.8%***
As a % of Revenue							
Gross Margin	*61.5%*	*60.5%*	*59.1%*	*58.4%*	*55.5%*	*55.5%*	*55.8%*
Total Operating Expenses	*43.5%*	*42.9%*	*42.9%*	*42.3%*	*40.7%*	*40.5%*	*40.6%*
Contribution	*18.0%*	*17.6%*	*16.2%*	*16.2%*	*14.8%*	*15.0%*	*15.2%*
General & Administrative Expenses	*6.0%*	*6.4%*	*5.9%*	*5.8%*	*5.5%*	*5.5%*	*5.5%*
Store Opening Costs	*0.2%*	*0.3%*	*0.2%*	*0.3%*	*0.2%*	*0.1%*	*0.1%*
Operating Income	*11.8%*	*10.9%*	*10.1%*	*10.1%*	*9.1%*	*9.4%*	*9.6%*
EBITDA	*15.7%*	*14.5%*	*13.7%*	*13.4%*	*12.4%*	*12.4%*	*12.4%*
Taxes	*40.0%*	*40.0%*	*40.0%*	*40.0%*	*40.0%*	*40.0%*	*40.0%*
Pro Forma Net Income	*9.0%*	*8.8%*	*8.4%*	*8.8%*	*8.3%*	*8.7%*	*9.0%*

Source: Management model through 2006; management guidance for 2007-2008

26 | LAZARD

S I S Y L A N A N O I T A U L A V

V I

NA NA NA > $1.33

Management’s Public Guidance 2004E (1.0%)—(2.0%)

2006E $2,372 14.5% 294 12.4% 216 9.1% $1.78 0.9%

(1)

Weekly Forecast 2005E $2,071 12.1% 277 13.4% 208 10.1% $1.68 0.6% 2004E $1,848 9.8% 258 14.0% 192 10.4% 1.53 (0.7%) 2006E $2,372 14.5% 294 12.4% 216 9.1% $1.78 0.9% 2005E $2,071 12.8% 277 13.4% 208 10.1% $1.68 0.6%

Projections (Full Model) 2004E $1,836 9.1% 252 13.7% 185 10.1% $1.45 (1.3%)

Y-o-Y Growth Margin Margin

Revenue EBITDA EBIT EPS Rental Comp

E E U

Q Comparison of Management Projections ($            in millions, except per share data) (1) According to management, Weekly Forecast does not change 2005E and 2006E estimates in Projections (Full Model)

R

A 27

M T C E J O R P

PROJECT MARQUEE
IV VALUATION ANALYSIS

Going Concern DCF Analysis – Video Segment (Management Projections)

($ in millions, except per share data, as of March 31, 2004, mid-year convention)

DISCOUNTED CASH FLOWS - MANAGEMENT ESTIMATES[1]

	2003A	2004E	2005E	2006E	2007E	2008E
Revenue	$1,502	$1,557	$1,677	$1,785	$1,892	$1,998
% Growth		*4%*	*8%*	*6%*	*6%*	*6%*
EBITDA	260	264	277	294	306	317
% Margin	*17%*	*17%*	*17%*	*16%*	*16%*	*16%*
% Growth		*2%*	*5%*	*6%*	*4%*	*3%*
EBIT	203	204	222	233	245	256
% Margin	*14%*	*13%*	*13%*	*13%*	*13%*	*13%*
% Growth		*1%*	*9%*	*5%*	*5%*	*4%*
Less: Taxes	(81)	(82)	(89)	(93)	(98)	(102)
% Tax Rate	*40%*	*40%*	*40%*	*40%*	*40%*	*40%*
Plus: Depreciation and Amortization	57	60	56	61	61	61
Less: Rental Purchases less Rental Depreciation	(9)	(15)	(14)	(14)	(14)	(15)
Less: Capital Expenditures	(66)	(59)	(51)	(51)	(52)	(53)
Less: Δ Net Working Capital & Other	19	(10)	7	(1)	1	(2)
Unlevered Free Cash Flow	123	98	131	134	142	145
% Growth		*(20%)*	*34%*	*2%*	*6%*	*2%*
Option Dilution Factor		*99.0%*	*97.6%*	*95.6%*	*93.8%*	*91.9%*

Discount Rate	NPV of Cash Flows	NPV of Terminal Value Assuming EBITDA Multiple of: 3.50x	4.125x	4.75x	Enterprise Value 3.50x	4.125x	4.75x	Equity Value[2] 3.50x	4.125x	4.75x
11.0%	$489	$621	$731	$842	$1,110	$1,221	$1,331	$861	$972	$1,083
12.0%	480	595	701	807	1,074	1,181	1,287	826	932	1,038
13.0%	471	570	672	774	1,041	1,143	1,244	792	894	996

Discount Rate	Implied Perpetual Growth of Normalized Free Cash Flow 3.50x	4.125x	4.75x	Terminal Value as a % of Enterprise Value 3.50x	4.125x	4.75x	Price Per Share[2] 3.50x	4.125x	4.75x
11.0%	(1.5%)	0.2%	1.5%	55.9%	59.9%	63.3%	$13.76	$15.49	$17.21
12.0%	(0.6%)	1.1%	2.5%	55.4%	59.4%	62.7%	13.20	14.87	16.52
13.0%	0.3%	2.0%	3.4%	54.8%	58.8%	62.2%	12.65	14.28	15.86

(1) Management model through 2006; management guidance for 2007-2008; assumes 2% annual dilution from options
(2) Assumes 100% of Hitchcock net debt attributed to Video division (excludes $3.7m cash for share repurchase)

28 LAZARD

PROJECT MARQUEE | IV VALUATION ANALYSIS

Going Concern DCF Analysis – Game Segment (Management Projections)

($ in millions, except per share data, as of March 31, 2004, mid-year convention)

DISCOUNTED CASH FLOWS - MANAGEMENT ESTIMATES[1]

	2003A	2004E	2005E	2006E	2007E	2008E
Revenue	$180	$279	$395	$587	$656	$697
% Growth		*55%*	*41%*	*49%*	*12%*	*6%*
EBITDA	(16)	(12)	(0)	1	9	17
% Margin	*(9%)*	*(4%)*	*(0%)*	*0%*	*1%*	*2%*
% Growth		*(27%)*	*(97%)*	*(304%)*	*1,257%*	*83%*
EBIT	(20)	(19)	(13)	(17)	(6)	3
% Margin	*(11%)*	*(7%)*	*(3%)*	*(3%)*	*(1%)*	*0%*
% Growth		*(3%)*	*(30%)*	*25%*	*(61%)*	*(142%)*
Less: Taxes	8	8	5	7	3	(1)
% Tax Rate	*40%*	*40%*	*40%*	*40%*	*40%*	*40%*
Plus: Depreciation and Amortization	4	7	13	17	16	14
Less: Rental Purchases less Rental Depreciation	0	0	0	0	0	0
Less: Capital Expenditures	(29)	(32)	(47)	(22)	(5)	(5)
Less: Δ Net Working Capital & Other	(37)	(12)	(23)	(2)	(0)	1
Unlevered Free Cash Flow	(73)	(48)	(65)	(16)	7	12
% Growth		*NM*	*NM*	*NM*	*NM*	*64%*
Option Dilutive Factor		*99.0%*	*97.6%*	*95.6%*	*93.8%*	*91.9%*

Discount Rate	NPV of Cash Flows	NPV of Terminal Value Assuming EBITDA Multiple of:			Enterprise Value			Equity Value[2]		
		3.50x	4.125x	4.75x	3.50x	4.125x	4.75x	3.50x	4.125x	4.75x
11.0%	($102)	$33	$39	$45	($70)	($64)	($58)	($70)	($64)	($58)
12.0%	(102)	31	37	43	(70)	(65)	(59)	(70)	(65)	(59)
13.0%	(101)	30	36	41	(71)	(66)	(60)	(71)	(66)	(60)

Discount Rate	Implied Perpetual Growth of Normalized Free Cash Flow			Terminal Value as a % of Enterprise Value			Price Per Share[2]		
	3.50x	4.125x	4.75x	3.50x	4.125x	4.75x	3.50x	4.125x	4.75x
11.0%	5.4%	6.2%	6.8%	(47.1%)	(60.6%)	(76.9%)	(1.11)	($1.02)	($0.92)
12.0%	6.4%	7.2%	7.8%	(44.6%)	(57.2%)	(72.1%)	(1.13)	(1.03)	(0.94)
13.0%	7.3%	8.1%	8.8%	(42.4%)	(54.0%)	(67.7%)	(1.14)	(1.05)	(0.96)

(1) Management model through 2006; management guidance for 2007-2008; assumes 2% annual dilution from options
(2) Assumes 0% of Hitchcock debt attributed to Game division

29 | LAZARD

S

I 52% 86% 88% NA 75% 86%

S 1 Week Y

L

A Premium 48% 57% 47% NA 51% 48%

N 1 Day A at Announcement N

O 8.8x NA NA NA 8.8x 8.8

I

T Forward A

U EBIT

L 11.0x 6.2 10.1 6.0 8.3x 8.1

A LTM V

V

I Forward 5.5x NA NA NA 5.5x 5.5 EBITDA 6.7x 4.3 7.6 NA 6.2x 6.7

Enterprise Value LTM

Forward 0.26x NA NA NA 0.26x 0.26

Deals that have occurred in related Revenue 0.29x 0.33 0.56 NA 0.39x 0.33

LTM $381 639 142 215 $344 298

Enterprise Value $380 419 163 NA $321 380

Equity Value

Target Description Specialty retailer of pre-recorded Average Median Canadian retailer and e-tailer of consumer electronic products home entertainment products Video game retailer Video game retailer Buyer/Target Best Buy Future Shop Best Buy Musicland Barnes & Noble Funco Barnes & Noble Babbage’s S&P 1,187 1,351 1,501 1,325 1,108

E Date

E Apr 6, 2000 Oct 6, 1999

U Precedent Transactions Analysis ($            in millions, except per share data) Announced Aug 14, 2001 Dec 6, 2000 Mar 26, 2004

Q No transactions have occurred in the video rental business in recent years. or analogous industries are a few years old and are not sufficiently comparable

R

A 30

M T C E J O R P

PROJECT MARQUEE

IV VALUATION ANALYSIS

Precedent Premiums Analysis

	Premium at Announcement	
	1 Day	1 Week
Enterprise Value $1.0bn-1.5bn or Equity Value $750m-1,250m:		
Average	27.3%	31.4%
Median	23.0%	28.4%

Note: Data set includes domestic completed deals from 1/1/1999 to 3/19/2004 in which a majority stake was acquired.

31 | LAZARD

PROJECT MARQUEE

IV VALUATION ANALYSIS

LBO Analysis

($ in millions, assumes June 30, 2004 close)

Summary LBO Analysis @ $14.00

Sources of Funds	Amount	Rate/ Spread	% of Total
Senior Secured Credit Facility	428.8	3.00%	32.5%
Senior Debt	400.0	9.50%	30.4%
Senior Sub. Debt	200.0	10.50%	15.2%
Preferred	0.0	0.00%	0.0%
Issuance of Equity	289.0		21.9%
Total	**$1,317.8**		**100.0%**

Uses of Funds	Amount
Purchase of Equity	$900.8
Existing Net Debt	272.0
Tender Premium	52.8
Minimum Cash	30.0
Financing Fees	25.0
Other Fees	37.2
Total	**$1,317.8**

Leverage Ratios	2003	2004	2005	2006	2007	2008
Total Debt + Capitalized Op. Leases / EBITDAR[1]	6.2x	6.1x	5.9x	5.7x	5.4x	5.2x
Senior Secured Debt / EBITDA	1.8x	1.6x	1.3x	0.9x	0.5x	0.1x
Total Debt / EBITDA	4.2x	4.0x	3.5x	3.0x	2.4x	1.9x
EBITDAR / Interest + Rent Expense	NM	1.5x	1.5x	1.5x	1.5x	1.6x
EBITDA / Interest	NM	3.1x	3.4x	3.6x	4.0x	4.8x
EBITA / Interest	NM	2.3x	2.5x	2.6x	3.1x	3.7x
EBITDA - CapEx / Interest	NM	2.0x	2.2x	2.7x	3.3x	4.0x

Debt Paydown	2003	2004	2005	2006	2007	2008
Senior Secured Credit Facility Paydown	NM	6.7%	15.0%	35.3%	63.6%	94.7%
Total Debt Paydown	NM	2.8%	6.2%	14.7%	26.5%	39.5%

Equity IRR

EBITDA	Exit Year		
Multiple	2006	2007	2008
3.50x	(22.5%)	5.3%	15.1%
4.00x	1.5%	17.2%	22.1%
4.25x	10.8%	22.2%	25.2%
4.75x	26.5%	30.8%	30.6%

(1) Assumes Operating Leases capitalized at 12.5%

32 | LAZARD

PROJECT MARQUEE

IV VALUATION ANALYSIS

Weighted Average Cost of Capital

Company	Levered Beta[1]	Unlevered Beta	Debt/ Total Cap.[2]
Blockbuster	0.99	0.95	7%
Hitchcock	1.14	0.88	33%
Movie Gallery	0.70	0.70	0%
Gamestop	1.12	1.12	0%
Electronics Boutique	1.11	1.11	0%
Average		**0.95**	*13%*
Memo: Netflix	*1.60*	*1.60*	*0%*

Assumptions	
Marginal Tax Rate	*40.0%*
Risk Free Rate of Return[3]	*4.7%*
Equity Risk Premium[4]	*8.4%*

	Pre-Tax/After-Tax Cost of Debt		
Cost of Debt - Pre-tax	7.50%	8.00%	8.50%
Cost of Debt - After-tax	4.50%	4.80%	5.10%

Debt/ Tot. Cap.	Debt/ Equity	Unlevered Beta	Levering Factor[5]	Levered Beta	Cost of Equity[6]	Weighted Average Cost of Capital		
0.0%	0.0%	0.95	1.00	0.95	12.7%	12.7%	12.7%	12.7%
10.0%	11.1%	0.95	1.07	1.02	13.2%	12.4%	12.4%	12.4%
20.0%	25.0%	0.95	1.15	1.10	13.9%	12.0%	12.1%	12.1%
25.0%	33.3%	0.95	1.20	1.14	14.3%	11.8%	11.9%	12.0%
30.0%	42.9%	0.95	1.26	1.20	14.7%	11.7%	11.8%	11.8%
40.0%	66.7%	0.95	1.40	1.33	15.9%	11.3%	11.4%	11.6%

(1) BARRA predicted betas as of March 15, 2004
(2) Debt to total capitalization calculated using total debt (i.e. short-term debt, long-term debt and capital leases)
(3) Based on 20 year treasury yield as of March 15, 2004
(4) Source: Ibbotson Yearbook 2003 (long-term horizon expected equity risk premium from 1926-2002); includes 1.35% size premium
(5) Levering Factor = [1+(1-Tax Rate)(Debt/Equity)]
(6) Cost of Equity = (Risk Free Rate of Return)+(Levered Beta)(Equity Risk Premium)

33 | LAZARD